EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

NMI Holdings, Inc.
Emeryville, CA 94608
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 17, 2017, relating to the consolidated financial statements, and schedules of NMI Holdings, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/S/ BDO USA, LLP
San Francisco, CA

May 17, 2017

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